Incoming, Inc. 10-Q/A

Exhibit 32.2

In connection with Amendment No. 1 to the Quarterly Report of Incoming, Inc. (the "Company") on Form 10-Q for the period ended May 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric Norris, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 9th day of November, 2010.

/s/ Eric Norris
Eric Norris Vice President, Finance (Principal Financial Officer)